                                                                      EXHIBIT 23


Great Lakes Savings Plan


We consent to the incorporation by reference in Registration Statement
(Form S-8 No. 33-02075) pertaining to the Savings Plan of Great Lakes Chemical Corporation of our report dated April 6, 2001 with respect to the financial statements of the Great Lakes Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP
Indianapolis, Indiana
June 25, 2001